EXHIBIT 20

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

DATES

Collection Period	Sep-05
Determination Date	10/13/2005
Distribution / Payment Date	10/17/2005

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	1,922,793,426.52	1,856,231,682.07
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	1,715,197,528.19	1,661,469,727.68
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,685,194,878.78	1,631,467,078.27

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	155,192,229.38	101,464,428.87	0.2306010
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	185,000,000.00	1.0000000
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	329,000,000.00	329,000,000.00	1.0000000
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	104,000,000.00	1.0000000
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,655,192,229.38	1,601,464,428.87	0.8254971
CARAT Certificates		30,002,649.40	30,002,649.40	30,002,649.41	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.41	30,002,649.40	1.0000000

Total		2,000,005,298.81	1,715,197,528.19	1,661,469,727.68	0.8307327

LIBOR 3.76813%	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	53,727,800.51	458,955.15	122.1086375	1.0430799
Class A-2a	–	593,541.67	0.0000000	3.2083333
Class A-2b	–	1,125,364.24	0.0000000	3.4205600
Class A-2c	–	355,738.24	0.0000000	3.4205600
Class A-3a	–	546,666.67	0.0000000	3.4166667
Class A-3b	–	1,083,076.40	0.0000000	3.4383378
Class A-3c	–	123,780.16	0.0000000	3.4383378
Class A-4	–	769,694.87	0.0000000	3.4827822
Class B-1	–	40,250.00	0.0000000	4.0250000
Class B-2	–	281,128.09	0.0000000	4.0161156
Class C	–	312,239.20	0.0000000	4.4605600

Total	53,727,800.51	5,690,434.69	27.6947425	2.9332138

COLT 2005-SN1 Secured Notes	53,727,800.51	7,541,247.08	27.2729585	3.8280391

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT
I. Collections

Actual Lease Payments Received	33,989,014.17
Repurchased Contracts	1,442,307.21
Sale Proceeds - Early Terminations (Defaults)	786,634.36
Pull Ahead Payments - Actual	442,809.55
Sale Proceeds - Scheduled Terminations	29,715,296.41
Excess Wear and Excess Mileage Received	121,934.66
Other Recoveries Received	390,513.13
Payment Advance for Current Period	2,608,201.43
Residual Advance for Current Period	—
Pull Ahead Payment Advance	414,327.63
Prior Period Payment Ahead Applied to Current Period	799,850.01
COLT 2005-SN1 Reserve Account Draw	402,958.51

Total Collections	71,113,847.07

II. Distributions

Total Collections	71,113,847.07
Less: Reimbursement of Payment Advance	2,054,802.13
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	918,255.05
Less: Current Period Payment Ahead Received	922,327.36
Less: COLT Servicing Fee	1,429,331.27
Less: Secured Note Interest Distributable Amount	7,541,247.08
Less: Secured Note Principal Distributable Amount	53,727,800.51
Less: COLT 2005-SN1 Reserve Account Deposit	—
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	1,429,331.27

Excess to be Released to COLT, LLC	3,090,752.39

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	6,063,809.57

Carryover Shortfall

Secured Note Principal Carryover Shortfall	—

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

CARAT
I. Collections

Secured Note Interest Distributable Amount	7,541,247.08
Secured Note Principal Distributable Amount	53,727,800.51
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	61,269,047.59

II. Distributions

Total Collections	61,269,047.59
Plus: Net Amount Due From Swap Counterparty	—
Less: CARAT Servicing Fee	14,043.29
Less: Net Amount Due to Swap Counterparty	137,365.46
Less: Noteholders’ Interest Distributable Amount	5,690,434.69
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	53,727,800.51
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	1,699,403.65

Reconciliation of Advances and Payment Ahead Account

Beginning Balance of Payment Advance	7,041,991.63
Less: Reimbursement of Outstanding Payment Advance	2,054,802.13
Plus: Current Period Payment Advances	2,608,201.43

Ending Balance of Payment Advance	7,595,390.93

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	—

Ending Balance of Residual Advance	—

Beginning Balance of Pull Ahead Payment Advance	1,536,968.84
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	918,255.05
Plus: Current Period Pull Ahead Payment Advances	414,327.63

Ending Balance of Pull Ahead Payment Advance	1,033,041.42

Beginning Balance of Payment Ahead Account	2,776,235.39
Less: Prior Period Payment Ahead Applied to Current Period	799,850.01
Plus: Current Period Payment Ahead Received	922,327.36

Ending Balance of Payment Ahead Account	2,898,712.74

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance	125,000,331.18
Reserve Account-Required Amount	152,461,393.87
Beginning Reserve Account Balance	152,864,352.38
Plus: Excess Available	—
Less: Reserve Account Draw Amount to Noteholders	—
Less: Reserve Account Draw Amount to Certificateholders	—
Less: Excess Reserve Account Funds to COLT, LLC	402,958.51

Ending COLT 2005-SN1 Reserve Account Balance	152,461,393.87

DELINQUENCIES*

	# of Contracts	Amount
31-60 Days Delinquent	1,915	32,017,581.25
61-90 Days Delinquent	258	4,554,715.22
Over 90 Days Delinquent	240	4,391,294.40

Total	2,413	40,963,590.87

*	Includes delinquencies on Hurricane accounts held in special handling. The delinquency detail on the Hurricane accounts only is as follows:

Hurricane Delinquent Receivables	# of Contracts	Amount
31-60 Days Delinquent	7	79,966.00
61-90 Days Delinquent	1	14,269.00
Over 90 Days Delinquent	—	—

Total	8	94,235.00

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults	973,884.32
Less: Aggregate Sales Proceeds	786,634.36
Less: Excess Wear and Excess Mileage Received	—
Less: Other Recoveries	10,211.18

Current Period Net Losses on Early Term Defaults	177,038.78

Beginning Cumulative Net Losses on Early Term Defaults	798,059.34
Current Period Net Losses	177,038.78

Ending Cumulative Net Losses on Early Term Defaults	975,098.12

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC	28,017,208.07
Add: Reimbursement of Outstanding Residual Advance	—
Less: Aggregate Sales Proceeds	29,715.296.41
Less: Pull Ahead Payments	442,809.55
Less: Excess Wear and Excess Mileage Received	121,934.66
Less: Other Recoveries	380,301.95

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(2,643,134.50)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(12,543,012.39)
Current Period Net Losses/(Gains)	(2,643,134.50)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(15,186,146.89)

POOL STATISTICS
	Initial	Current
Number of Contracts	99,081	88,509
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.453%
Weighted Average Original Term	39.16	39.41
Weighted Average Remaining Term	26.93	21.24

Number of Units Terminated during the Month
Scheduled Terminated		1,631
Pull Ahead		357
Early Terminations Not Pull Ahead Not Default		78
Early Terminations Default		62

		2,128

Note: In September there were 336 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47
4	1.44
5	1.25
6	0.73
7	0.38